                                                              EXHIBIT 1.1


                           WORLD MONITOR TRUST
                     $34,000,000 of Series A Interests
                     $33,000,000 of Series B Interests
                     $33,000,000 of Series C Interests


                                                         New York, New York
                                                                     , 1998


                          UNDERWRITING AGREEMENT
     Prudential Securities Futures Management Inc., a Delaware corporation (the "Managing Owner"), is the Managing Owner of World Monitor Trust (the "Trust"), a business trust organized under Chapter 38 of Title 12 of the Delaware Code (the "Delaware Act"). Wilmington Trust Company (the "Trustee"), a Delaware banking company, is the Trustee of the Trust and has delegated all responsibility for the management of the Trust's business and affairs to the Managing Owner. The Trust has been formed primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of a diversified portfolio of commodity futures, forward and options contracts. Limited interests in the Trust (the "Interests") will be issuable in multiple series (the "Series"), each separately managed by a different professional trading advisor (collectively, the "Trading Advisors"), each of which is registered as a commodity trading advisor. Each Series will be separately valued and its assets will be segregated from the assets of the other Series. Holders of Interests ("Limited Owners") will have the right to exchange, through redemption and purchase, Interests of one Series for Interests of any other Series. The Trust proposes to offer to the public and to sell to subscribers acceptable to the Managing Owner, the Interests upon the terms and subject to the conditions set forth in this Underwriting Agreement (the "Agreement") and the Registration Statements (and the Prospectuses included therein) referred to below. A maximum of $34,000,000 for Series A, $33,000,000 for Series B, and $33,000,000 for Series C will be offered and sold during the Initial Offering Period for each Series, and thereafter during the Continuing Offering Period for each Series as such terms are hereinafter defined in Section 2(a). The Interests of each Series will be offered at $100 per Interest during the Initial Offering Period and thereafter at the Net Asset Value per Interest of the applicable Series ("Series Net Asset Value"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus of the Trust dated this same date.
     Prudential Securities Incorporated ("Prudential Securities") will act as underwriter and sales agent for the Trust on a "best efforts" basis.
     1. The Managing Owner and the Trust, jointly and severally, represent and warrant to Prudential Securities that:
          a. A separate Registration Statement on Form S-1 for each Series and as a part thereof a combined prospectus for all Series with respect to all of the Interests being offered (which Registration Statements together with all amendments thereto, at the times and in the forms declared effective by the Securities and Exchange Commission (the
"SEC") shall be referred to herein as the "Registration Statements", and which prospectus in final form, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"), prepared in full conformity with the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Commodity Exchange Act, as amended (the "CE Act"), and the rules, regulations and instructions promulgated under the 1933 Act and the CE Act, respectively, have been filed with the SEC, the Commodity Futures Trading Commission (the "CFTC"), the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association (the "NFA") pursuant to the 1933 Act, the CE Act and the rules and regulations promulgated, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, in the form heretofore delivered to Prudential Securities;
          b. To the best of their knowledge, no order preventing or suspending the effectiveness of the Registration Statements or use of the Prospectus or any previous prospectus with respect to the Interests has been issued by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental agency or body. The Registration Statements each contain all statements which are required to be made therein, conforms in all material respects to the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and, when the Registration Statements become effective under the 1933 Act and at all times subsequent thereto up to and including the Initial Closing
Date for each Series, and thereafter up to and including each Subsequent Closing Date during the Continuous Offering Period, as such terms are hereinafter defined in Section 6(d), the Registration Statements and the Prospectus will contain all material statements and information required to be included therein by the 1933 Act and the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will conform in all material respects to the requirements of the 1933 Act, the CE Act and the rules and regulations, respectively, thereunder, as well as the rules and regulations of the NASD and the NFA, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner by Prudential Securities, the Trustee or their respective agents or by or on behalf of the Trading Advisors or any other commodity trading advisor (an "Other Advisor") engaged by the Managing Owner on behalf of the Trust for use therein, all without prejudice to any defense that Prudential Securities may have based upon its "due diligence" investigation under the 1933 Act;
          c. The Trust was duly formed and is validly existing as a business trust in good standing under the Delaware Business Trust Statute, with full power and authority, and all necessary authorizations, approvals and orders of and from all federal, state and other governmental or regulatory officials and bodies, to carry out its obligations under this Agreement, its certificate of trust
(the "Trust Certificate") and its Declaration of Trust and Trust Agreement, dated as of __________, 1997 (the "Trust Agreement"), and to own its properties and conduct its business as described in the Prospectus;
          d. On the date hereof, the Managing Owner is and, at all times through the Initial Closing Date for each Series and thereafter through each Subsequent Closing Date, will be duly incorporated and validly existing as a corporation under the laws of the State of Delaware with requisite corporate power and authority, and all necessary authorizations, approvals and orders of and from all required federal, state and other governmental or regulatory officials and bodies, to
(i) conduct its business, (ii) enter into the agreements, and
(iii) consummate the transactions, each as described in the Prospectus; and on the date hereof the Managing Owner is and at all times through the Initial Closing Date for each Series and thereafter through each Subsequent Closing Date, will be duly qualified to conduct business as a foreign corporation in good standing in every jurisdiction in which the character of such business requires such qualification and the failure to be so qualified would materially adversely affect its ability to act as Managing Owner of the Trust and perform its obligations hereunder;
          e. The offer and sale of the Interests for each Series have been duly authorized by the Managing Owner on behalf of the Trust, and the Interests, when issued, will constitute valid interests in the Trust which conform to the description thereof contained in the Prospectus; and the liability of each Limited Owner will be limited as set forth in the Prospectus and the Trust Agreement, and no Limited
Owner will be subject to personal liability for the debts, obligations, or liabilities of the Trust by reason of his being a Limited Owner of the Trust other than as described in the Prospectus and the Trust Agreement;
          f. This Agreement has been duly and validly authorized, executed and delivered by the Managing Owner and the Trust and constitutes a valid and binding agreement of the Managing Owner and the Trust enforceable in accordance with its terms. Neither the offer and sale of the Interests, nor the execution and delivery of this Agreement, nor compliance by the Trust or the Managing Owner with all of the provisions of this Agreement will conflict with, or result in a breach of any of the terms or provisions of, or result in a default under, the provisions of the Trust Certificate or the Trust Agreement or the Certificate of Incorporation or By-Laws of
the Managing Owner or the terms of any indenture, mortgage, deed of trust, loan agreement, other evidence of indebtedness or other agreement or instrument to which the Trust or the Managing Owner is a party or by which the Trust or the
Managing Owner is bound or to which any of the property or assets of the Trust or the Managing Owner is subject, nor, to the best of their knowledge, any applicable statute or any order, rule or regulation of any court or of any federal, state or other governmental or regulatory agency or body
having jurisdiction over the Trust or the Managing Owner or
any of their properties, nor will any such actions result in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Trust or the Managing Owner, and subsequent to the dates as of which information is given in the Registration Statements and the Prospectus and except as set forth or contemplated therein, neither the Trust nor the Managing Owner has incurred any material liabilities or obligations (direct or contingent) or entered into any material transactions not in the ordinary course of its business and no consent, approval, authorization, order, registration or qualification of or with any court or any federal, state or other governmental or regulatory agency or body is required for the issue and sale of the Interests or the consummation of the other transactions contemplated by
this Agreement, except the registration of the Managing Owner under the CE Act as a commodity pool operator, membership by the Managing Owner as a commodity pool operator with the NFA, the registration under the 1933 Act of the Interests, submission of the Prospectus to the NASD, CFTC and NFA, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by securities or Blue Sky laws in connection with the offer and sale of the Interests;
          g. Price Waterhouse LLP, who has examined certain financial statements of the Managing Owner and the Trust, is an independent public accountant, as required by the CE Act
and the 1933 Act and the rules and regulations of the CFTC and SEC, respectively, thereunder;
          h.   The Trust has been capitalized as set forth in
the Prospectus;
          i. The Trust and the Managing Owner have complied, and will continue to comply, with all laws, rules and regulations having application to its or their business, including rules and regulations promulgated by the CFTC and NFA, the violation of which would materially and adversely affect the business, financial condition or earnings of the Trust or the Managing Owner; and there are no actions, suits or proceedings pending or, to the best of the knowledge of the Trust or the Managing Owner, threatened against it or them, at law or in equity or before or by any federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality, or by any commodity or security exchange worldwide in which an adverse decision would materially and adversely affect the business, financial condition, earnings or properties of the Trust or the Managing Owner or their ability to comply with, and perform their obligations under this Agreement, and which are not adequately disclosed in the Prospectus;
          j. On or before the Initial Closing Date for each Series, and thereafter, on or before each Subsequent Closing Date, the Managing Owner shall have purchased or subscribed for the General Interests required of it by the Trust
Agreement and shall have a Net Worth (as defined in the Trust Agreement) equal to or in excess of the requirements therein;
          k. The financial statements of the Managing Owner and the Trust contained in the Registration Statements and the Prospectus fairly present the financial condition thereof and the results of operations as of the dates and for the periods therein specified; and such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and no other financial statements are required by Form S-1 to be included in the Registration Statements or the Prospectus;
          l. There are no contracts or other documents which are required to be filed as Exhibits to the Registration Statements by the 1933 Act or the CE Act or by the rules and regulations of the SEC or CFTC, respectively, thereunder, or by the rules and regulations of the NASD or NFA, which have
not been filed as required; and
          m. The Trust has the power and authority to enter into the various contractual obligations and agreements referred to in the Prospectus, and the execution and delivery of such agreements by the Trust and by the Managing Owner on behalf of the Trust, the consummation of the transactions contemplated therein, and the compliance with all of the terms thereof by the Trust and the Managing Owner will be in compliance with all applicable legal requirements to which either the Trust or the Managing Owner is subject and will not conflict with or constitute a breach of or default under, the terms or provisions of any order of the SEC, the NASD, the CFTC, or the NFA, the Trust Agreement, the Trust Certificate, the Certificate of Incorporation or By-Laws of the Managing Owner, or any other agreement or instrument to which either the Trust or the Managing Owner is a party or by which either is bound;
     2.   a.   Subject to the terms and conditions, and on the
basis of the representations, warranties and covenants herein set forth, the Trust hereby appoints Prudential Securities as its selling agent and Prudential Securities agrees to use its best efforts to procure subscribers during the various Initial and Continuous Offering Periods on the terms and conditions set forth, and for the periods described, in the Prospectus.
          b.   The Trust acknowledges that Prudential
Securities has no present intention to retain certain selected brokers or dealers ("Additional Sellers") but that Prudential Securities maintains the right to retain Additional Sellers in the future, which in such case the Additional Sellers, if located in the United States, will be members of the NASD and will execute a selected dealers agreement to be agreed upon between the parties.
          c. During the various Initial and Continuous Offering Periods, all Prudential Securities branch offices will be required to forward subscriptions to the Prudential Securities New York, Operational branch office and to the Managing Owner no later than noon of the first business day following receipt of an acceptable subscription agreement from a subscriber for Interests ("Subscriber", or, collectively, "Subscribers"). The Managing Owner shall have sole responsibility for determining whether Subscribers are qualified to become Limited Owners in the Trust and for accepting subscriptions and determining their validity. Prudential Securities agrees to use its best efforts to cause subscribers to prepare their subscriptions in proper form. Prudential Securities shall deposit the subscription proceeds from the sale of Interests in each Series (the "Proceeds") during the Initial Periods in escrow accounts designated by Series at The Bank of New York in New York, New York (the "Escrow Agent"), for the separate benefit of the Subscribers of each Series, not later than noon of the second business day following the receipt by the Managing Owner of completed subscription agreements accompanied by such Proceeds.
Proceeds will be transferred to the escrow accounts at the Escrow Agent from the Subscriber's account with Prudential Securities (or from the Subscriber's account at an Additional Seller), which funds must be in the Subscriber's account with Prudential Securities (or at an Additional Seller) at the time of the subscription. The Managing Owner will determine whether to accept or reject all subscriptions within four (4) business days following receipt of subscription documents from Prudential Securities. Upon notification by the Managing
Owner to the Escrow Agent that a subscription for Interests of a Subscriber has been rejected, for whatever reason, or in the event that the Subscriber rescinds its subscription in conformity with the requirements of the North American Securities Administrators Association Inc. Guidelines for Registration of Commodity Pool Programs, the Escrow Agent
shall by wire transfer return any Proceeds held in escrow, excluding any interest thereon, to Prudential Securities, in which case Prudential Securities shall credit the Subscriber's account with Prudential Securities as soon thereafter as may be practicable. The Escrow Agent shall make interest payments to the Subscribers by delivering a check in the amount equal to the interest allocable by Series to each Subscriber.  In
the case of Individual Retirement Accounts ("IRA" accounts), interest payments will be forwarded to Prudential Securities for deposit into the subscriber's Prudential Securities
account.   If subscriptions for the minimum number of
Interests in a Series set forth in the Prospectus (after
taking into account the Managing Owner's contribution) have
not been made by the conclusion of the Initial Offering Period for a Series, then all Proceeds deposited in the escrow account designated for that Series, and any interest earned thereon, shall be returned (in the same way described above in the case of a rejected or rescinded subscription) to the Subscribers on a pro rata basis (and taking into account the amount and time of deposit), no later than ten (10) business days after the termination of the Initial Offering Period for the affected Series, or as soon thereafter as practicable if payment cannot be made in such time period.
          d. During the Continuous Offering Period, the Managing Owner also will determine whether to accept or reject all subscriptions received and will do so (i) within one (1) business day following receipt from Prudential Securities of a "Request for Exchange" (in the form attached to the Prospectus as Exhibit B) or the "Subscription Agreement" (in the form attached to the Prospectus as Exhibit C) with respect to a Limited Owner in an existing Series and (ii) within four (4) business days following receipt of subscription documents from Prudential Securities for a new Subscriber. For subscriptions which are accepted, proceeds will be transferred to the applicable Series account with The Bank of New York from the Subscriber's account with Prudential Securities (or from the Subscriber's account at an Additional Seller), which funds must be in the Subscriber's account with Prudential Securities (or an Additional Seller) at the time of the subscription. For an existing Limited Owner, such transfer will occur on the Subsequent Closing Date which first follows the date on which the Managing Owner accepts the subscription. For a new Subscriber, such transfer will occur on the Subsequent Closing Date which first occurs five business days after the subscription documents are delivered by the Subscriber to Prudential Securities (or an Additional
Seller).
          e. On the Initial Closing Date for a Series, and thereafter on each Subsequent Closing Date with respect to that Series, the acceptance, delivery, and receipt of subscriptions for Interests will be subject to the terms and conditions set forth in this Agreement, including, but not limited to, (i) the payment of the full subscription price for Interests and delivery of a properly completed Subscription Agreement/Power of Attorney by each subscriber; (ii) the fact that a new subscriber's subscription will not be final and binding until five (5) business days following the
Subscriber's delivery of his subscription documents to Prudential Securities (or an Additional Seller), and (iii) compliance with Section 5 hereof. Upon the satisfaction of such terms and conditions, the aggregate subscription price for Interests (exclusive of any interest earned on such subscriptions while held in escrow which is payable to the subscribers) will be paid and delivered to the Trust in accordance with the Escrow Agreement.
          f. Prudential Securities represents and warrants that (i) it is a duly organized and validly existing corporation and is in good standing and qualified to transact its business in the jurisdictions where it shall sell the Interests; (ii) it has all requisite corporate power and authority to act as selling agent in the manner contemplated by this Agreement, the Prospectus and the Registration Statements; (iii) with respect to the offer and sale of the Interests, all references to it in the Prospectus are accurate in all material respects and such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (iv) this Agreement has been duly authorized, executed and delivered on behalf of it and is a valid and binding agreement enforceable in accordance with its terms;
          g.   No selling commissions shall be paid to
Prudential Securities by the Trust or the Managing Owner in connection with the transactions contemplated hereby. Prudential Securities will, however, provide the branch office from which a Limited Owner was sold an Interest during the Initial and Continuous Offering Periods with a per Interest sales credit. From this sales credit the branch office normally will pay not more than ___% of the applicable Series Net Asset Value per Interest to each of its employees (as may be agreed upon by Prudential Securities and such employee)
with respect to Interests sold by such employee; provided, however, that Prudential Securities will only pay such amounts to employees who have all appropriate federal and state securities registrations. Aggregate expenses incurred in connection with retail salaries, expense reimbursement, sales seminars, bonus and sales incentives will not exceed the limitation imposed on such expenses by the NASD. Notwithstanding the foregoing, the Trust understands that so long as Prudential Securities is registered as a futures commission merchant ("FCM"), Prudential Securities will, commencing twelve months after the effective date of the sale of each Interest, compensate each of its employees who have sold such Interests who (i) is or will be registered as an Associated Person ("AP") under the CE Act and be qualified to do futures brokerage (in addition to having all applicable federal and state securities registrations) and (ii) performs or will perform certain administrative services specified in the Prospectus on an ongoing basis for the Limited Owners who purchased such Interests ("Continuing Compensation"). No compensation set forth in this subsection (f) will be paid in respect of Interests sold to Individual Retirement Accounts of Prudential Securities employees.
          As compensation for the brokerage services it will perform for the Trust once trading commences, Prudential Securities will receive a monthly brokerage fee from each Series which, on an annual basis, will equal __% of its Series Net Asset Value from which Prudential Securities will compensate its employees as described above in the immediately preceding paragraph. There will be no material change related to such brokerage fee except upon 20 business days' notice to Limited Owners, and no increase in such fee shall take effect except at the beginning of a quarter.
          Prudential Securities will not pay any portion of Continuing Compensation to any individual who it no longer employs, but may pay such compensation to certain of its employees who, although not responsible for the sale of an outstanding Interest, provide certain continuing administrative services to Limited Owners in place of the individual who was responsible for such sale, provided that such replacement individual has the appropriate AP registration and is qualified to do futures brokerage as set forth above. Any Additional Sellers retained by the Trust, so long as they are registered as FCMs, also will receive Continuing Compensation, with any employees of Additional U.S. Sellers being required to be registered as APs under the CE
Act and be futures qualified as set forth above. All Aps, whether or not affiliated with Prudential Securities, receiving Continuing Compensation must either have taken the Series 3 or Series 31 Commodity Brokerage Exam or be "grandfathered" as an AP qualified to do futures brokerage.
          h. Prudential Securities agrees that it will not take any of the following action against the Trust: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or
(B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action").
          i. In addition, Prudential Securities agrees that for any obligations due and owing to it by any Series, Prudential Securities will look solely and exclusively to the assets of such Series or the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether or not there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.
          j. This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.
          k. Prudential Securities agrees that, to the extent applicable, it will comply with the Rule 2300 Series of the Conduct Rules of the NASD in connection with its sale of Interests, including, without limitation, Rule 2310 thereof which impose on Prudential Securities, among other things, the following requirements:
               (1)  That it have reasonable grounds to believe,
     on the basis of information obtained from each
     prospective subscriber concerning his financial situation and needs, his tax status, his investment objectives, other investments, and any other information known by Prudential Securities that:
                    (i)  The subscriber is or will be in a
          financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;
                    (ii) The subscriber has a fair market
          net worth sufficient to sustain the risks inherent
          in the program, including loss of investment and
          lack of liquidity; and
                    (iii) The program is otherwise suitable for
          the subscriber.
               (2)  That Prudential Securities maintain in its
     files documents disclosing the basis upon which the determination of suitability was reached as to each subscriber.
               (3) That notwithstanding the requirements of (1)
     and (2) above, Prudential Securities will not execute any transaction in connection with the sale, resale or transfer of Interests in any discretionary account without prior written approval of the transaction by the
     customer.
               (4)  That Prudential Securities has reasonable
     grounds to believe, based on information made available
     to it by the Managing Owner through the Prospectus, that all material facts are adequately and accurately disclosed therein and provide a basis for evaluating the
     program.
               (5)  That in determining the adequacy of
     disclosed facts pursuant to (4) above, Prudential Securities obtain information on all material facts relating, at a minimum, to the following, if relevant:
                    (i)  items of compensation;
                    (ii) physical properties;
                    (iii) tax aspects;
                    (iv) financial stability and experience
          of the Managing Owner;
                    (v)  the Trust's conflicts and risk
          factors; and
                    (vi) all pertinent reports.
               (6)  That prior to executing a transaction for
     the purchase of Interests, Prudential Securities will inform any prospective subscriber of all pertinent facts relating to the liquidity and marketability of the Interests during the term of the investment.
     3.   The Trust and Managing Owner each agree with
Prudential Securities:
          a. To advise Prudential Securities, promptly after it receives notice thereof, of the time when each Registration Statement becomes effective or any Prospectus has been filed with the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body, of the issuance by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body of any stop order or of any order to prevent or suspend the
use of the Prospectus, or the initiation or threat of any proceeding for any such purpose or any request by the SEC, the CFTC, the NASD, the NFA or any other federal, state or other governmental or regulatory or self-regulatory agency or body to amend or supplement the Registration Statements or Prospectus, or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain its withdrawal;
          b. To furnish Prudential Securities with copies of the Prospectus in such quantities as Prudential Securities may from time to time reasonably request, and if delivery of a Prospectus is required at any time prior to the expiration of nine (9) months after the date of any Prospectus and in such time any event shall have occurred as a result of which such Prospectus would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus was delivered to Prudential Securities, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act, the CE Act, or any other law, rule or regulation of any federal, state or other governmental, regulatory or self-regulatory agency or body, including, but not limited to, such amendments and supplements as may be required because of the selection of any Other Advisor, to notify Prudential Securities and upon Prudential Securities' request to prepare and furnish, without charge to Prudential Securities, as many copies as Prudential Securities may from time to time reasonably request of an amended Prospectus or a supplement to such Prospectus which will correct such misstatement or omission or effect such compliance;
          c. Promptly from time to time to take such action as Prudential Securities may reasonably request to use its best efforts to qualify the Interests for offering and sale under the securities or Blue Sky laws of such jurisdictions as Prudential Securities may request and to comply with such laws so as to permit the continuance of sales in such jurisdictions for so long as may be necessary to complete the distribution thereof;
          d. To make generally available to its security holders as soon as practicable, but in any event not later than the 15th month following the month in which the Initial Closing Date occurs, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the applicable Registration Statements;
          e. To furnish Prudential Securities with copies of all reports or other communications (financial or other) furnished to the Limited Owners, and to deliver to Prudential Securities, as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEC, the CFTC, the NASD, the NFA and any other federal, state or other governmental or regulatory or self-regulatory agency or body; and
          f. To furnish, without charge to Prudential Securities, two (2) signed copies of each Registration Statements, including all financial statements and Exhibits thereto, and such number of conformed copies of each Registration Statements, including all financial statements, as Prudential Securities may reasonably request.
     4. Prudential Securities covenants and agrees with the Managing Owner that Prudential Securities or an Affiliate will pay or cause to be paid all Organization and Offering expenses (as defined in Section 4.7 of the Trust Agreement), and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4, subject to the terms, conditions and limitations described in the Prospectus.
     5. The obligations of Prudential Securities hereunder shall be subject, in its discretion, to the condition that all representations, warranties, covenants and other statements of the Trust and the Managing Owner herein are, at and as of the time of effectiveness of each Registration Statement, true and correct, the condition that each of the Trust and the Managing Owner shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
          a. The Registration Statements shall have become effective, and Prudential Securities shall have received notice thereof; no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceeding for that or any similar purpose shall have been initiated or threatened by the SEC, the CFTC, the NASD or the NFA; and all requests for additional information on the part of the SEC, the NASD, the NFA and/or the CFTC shall have been complied with to the reasonable satisfaction of Prudential Securities and its counsel.
          b. Prudential Securities shall have received a certificate of the Managing Owner, dated the Initial Closing Date with respect to each Series, and thereafter, only if Prudential Securities specifically requests such certificate as of any Subsequent Closing Date with respect to a Series, to the effect that:
               (1)  The representations and warranties of the
     Trust and the Managing Owner contained herein are true
     and correct at and as of the Initial Closing Date, or as of a Subsequent Closing Date, as the case may be, and each of the Trust and the Managing Owner have complied with all the agreements and satisfied all the conditions on its or their part to be performed or satisfied at or prior to the Initial Closing Date or thereafter, at or prior to any Subsequent Closing Date, as the case may be;
               (2)  No stop order suspending the effectiveness
     of the Registration Statements has been issued and no proceedings for that or any similar purpose have been instituted or are pending, or, to the best of its knowledge, are contemplated or threatened under the 1933 Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, the NASD, the
     CFTC, the NFA, and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge of the Managing Owner, are contemplated or threatened under the 1933 Act or the CE Act or under any law, rule or regulation of any federal, state or other governmental, regulatory or self-regulatory agency or body.
               (3)  The Registration Statement and the
     Prospectus contain all statements and information
     required to be included therein.  Neither the
     Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading and, since the effective date of the Registration Statement, no event has occurred or has been discovered which is required to be set forth in the Registration Statement or Prospectus which has not been so set forth in an amendment to the Registration Statements or an amendment or supplement to the Prospectus; provided, however, that this certification shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Managing Owner
     by Prudential Securities or by any Trading Advisors or
     any Other Advisor specifically for use therein.
               (4)  The Managing Owner has made the capital
     contribution to the Trust and has met the Net Worth standard required of it by the Trust Agreement.
          c. Rosenman & Colin LLP shall have furnished Prudential Securities with its written opinion, dated the Initial Closing Date for each Series, or as soon thereafter as reasonably practicable; such written opinion will be furnished to Prudential Securities thereafter, as of any Subsequent Closing Date, upon Prudential Securities' specific request, to the effect that:
               (1)  The Trust is (A) a duly created and validly
     existing trust in good standing under the Delaware Act, with requisite power and authority under the Delaware
     Act, the Trust Certificate and the Trust Agreement as it shall have been amended and/or restated at the time of such opinion, to carry out its obligations under this Agreement, the Trust Certificate and the Trust Agreement, and to own properties and conduct business as described in the Trust Agreement; and (B) validly existing, in good standing and qualified to do business in each other jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure to be duly qualified would materially adversely affect the Trust's ability to perform its obligations hereunder.
               (2)  The Trust's authorized capitalization is as
     set forth in the Prospectus, the Interests conform in all material respects to the descriptions thereof contained in the Prospectus, and the offer and sale of the
     Interests have been duly and validly authorized by the Trust under the Trust Agreement and the Delaware Act;
               (3)  The Managing Owner is a duly incorporated
     and validly existing corporation in good standing under the laws of the State of Delaware with requisite corporate power and authority under its Certificate of Incorporation, By-Laws, and the General Corporation Law
     of the State of Delaware to carry out its obligations under this Agreement, the Trust Certificate and the Trust Agreement and to conduct its business as described in the Prospectus, and it is duly qualified to conduct business as a foreign corporation in good standing in the State of New York.
               (4)  The various agreements referred to in the
     Prospectus, the Trust Certificate, the Trust Agreement
     and this Agreement have been duly and validly authorized or ratified, executed and delivered, and each constitutes the legal, valid and binding obligation of the Trust, and is enforceable in accordance with its terms, except as the same may be limited by bankruptcy or insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors rights generally, or by applicable principles of equity, whether in an action at law or equity, and except that the enforceability of the indemnification provisions may be limited under applicable federal or state securities, commodities or other laws or by public policy;
               (5)  Assuming (A) that after the issuance of
     Interests under the Prospectus and the Trust Agreement, the number of Interests reserved for issuance and issued by the Trust will not exceed the maximum number of Interests which may be issued by the Trust under the Prospectus and the Trust Agreement, (B) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof including with respect to the admission of
     Limited Owners to, and the creation, operation and termination of, the Trust, and that the Trust Agreement (including all amendments thereto) and the Trust Certificate are in full force and effect, have not been amended subsequent to the date hereof and no amendment of the Trust Agreement or the Trust Certificate is pending or has been proposed, (C) that the Managing Owner has taken all corporate action required to be taken by it to authorize the issuance and sale of the Interests to each Subscriber for Interests who is to be admitted to the Trust as a Limited Owner and to authorize the admission to the Trust of the Subscribers as Limited Owners of the Trust, (D) the due authorization, execution and delivery of a Subscription Agreement by each Subscriber, (E) that the Managing Owner has duly accepted a Subscription Agreement from each Subscriber and the admission of the Subscribers as Limited Owners to the Trust at least five
     (5) business days following each Subscriber's receipt of
     a Prospectus, (F) the payment by each Subscriber of the full consideration due from it for the number of
     Interests subscribed for by it, (G) the due
     authorization, execution and delivery by all parties thereto of the Trust Agreement, (H) that the books and records of the Trust set forth all information required by the Trust Agreement and the Delaware Act, including
     all information with respect to all persons and entities to be admitted as Limited Owners and their capital contributions and (I) the Interests are offered and sold as described in the Prospectus and the Trust Agreement, the Subscribers will be Limited Owners of the Trust entitled to all of the benefits of beneficial owners of a Delaware business trust to the extent permitted under
     the Delaware Act.
               (6)  Subject to the assumptions set forth in
     paragraph (5) above, the Interests sold pursuant to the Registration Statement will, when issued to the Subscriber, be legally issued, fully paid and non-assessable in conformity with the description thereof in the Prospectus.
               (7)  The offer and sale of the Interests and the
     compliance by the Trust with all of the provisions of
     this Agreement do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Certificate or Trust Agreement, or to the extent of such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement or other instrument or agreement to which the Trust is a party or by which it is bound, or to the extent of such counsel's knowledge, any statute, order, rule, or regulation applicable to the Trust of any court or governmental or regulatory authority, agency or body having jurisdiction over the Trust;
               (8)  The Registration Statement has become
     effective under the 1933 Act and was filed with the CFTC, the NFA and the NASD as required by Part 4 of the regulations under the CE Act, NFA Compliance Rule 2-13, and the Filing Requirements set forth in the Interpretation of the Board of Governors-Review of Corporate Financing with respect to Article III, Section
     I of the NASD's Rules of Fair Practice, respectively, and to the extent of such counsel's knowledge, no stop order suspending the effectiveness of the Registration
     Statement has been issued nor has any proceeding for the issuance of such an order or any similar purpose been initiated or threatened by the SEC, the CFTC, the NFA, the NASD or any state in which offers and sales of Interests are contemplated;
               (9)  To the best of such counsel's knowledge,
     after due inquiry and subject to paragraph (10) below,
     all authorizations, consents or orders of any court or
     any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of the Interests have been obtained, including such as may be required under the
     1933 Act and the CE Act, including the rules and regulations, respectively, thereunder, the rules and regulations of the NASD and the NFA and the securities or Blue Sky laws of any state in which offers and sales of Interests are contemplated, and subject to the qualifications set forth in paragraph (13) below;
               (10) The Trust is not required to be
     registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, in order to act as described in the Registration Statement and the Prospectus, subject to such conditions and limitations as may be noted in the opinion;
               (11) To the best of such counsel's
     knowledge, after due inquiry, the Trust and the Managing Owner have each obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary in order for the Trust and the Managing Owner to act as described in the Registration Statement and the Prospectus (including, without limitation, the Managing Owner's registration as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA), and such licenses, registrations and other authorizations have not, to the best of such counsel's knowledge, after due inquiry, been rescinded, revoked or otherwise removed;
               (12) The statements in the Prospectus under
     the caption "Income Tax Consequences" have been reviewed by such counsel and such statements are correct in all material respects as to matters of law and legal conclusions and it has rendered the opinion therein referred to;
               (13) The Interests have been registered or
     otherwise approved for sale under the Blue Sky securities laws of certain states and jurisdictions itemized on an exhibit attached to the opinion required by this Section 5(c) of this Agreement and, to the best of such counsel's knowledge, after due inquiry, may lawfully be offered and sold to residents thereof or from places of business therein in the amounts specified and subject to such conditions and limitations as may be noted in the opinion.
               (14) Subject to such conditions and
     limitations as may be noted in the opinion, the Registration Statement and Prospectus appear on their faces to be appropriately responsive in all material respects to the requirements of the 1933 Act and the CE Act, including the rules and regulations under each such act, and the rules and regulations of the NFA, and nothing has come to the attention of such counsel that leads it to believe that either the Registration
     Statement (at the time it initially became effective or
     at the time that any post-effective amendment to the Registration Statement became effective) or the
     Prospectus (if and as required to be filed pursuant to Rule 424(b) and 424(c) of the 1933 Act or as of the date hereof) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading, except that such counsel is not required to express any opinion as to (A) the financial statements or other financial or statistical data, past performance, pro forma and/or historical performance tables and notes thereto, or other past performance, pro forma and/or historical information contained in the Registration Statement or the Prospectus, or (B) any statements or omissions made in reliance on or in conformity with information furnished by or on behalf of the Trading Advisors (or, if applicable, any Other Advisor) or Prudential Securities, or any controlling persons, shareholders, directors, officers or employees of any of the foregoing, including, without limitation, all references to the Trading Advisors (and, if applicable, any Other Advisor), Prudential Securities and their affiliates, controlling persons, shareholders, directors, officers and employees, as well as all past performance information on the Trading Advisors (or, if applicable, any Other Advisor) and prior Prudential Securities-sponsored funds.
               (15) Such counsel does not know of any
     pending or threatened action, suit or proceeding before any court or other governmental or regulatory agency, authority or body, involving the Trust or the Managing Owner, of a character required to be disclosed in the Registration Statement, which is not adequately described in the Prospectus, nor of any contracts or other documents of a character required to be described in or filed as an Exhibit to the Registration Statement or the Prospectus, which is not described and filed as required.
                    In rendering such opinion, Rosenman & Colin
     LLP may rely upon other opinions of counsel of firms qualified to render such opinions, as to matters of law of the State of Delaware and any other jurisdiction where an opinion is required to be given, and Rosenman & Colin LLP shall state that they believe Prudential Securities may rely on them.
          d. Price Waterhouse LLP, independent public accountants to the Trust and the Managing Owner, will have furnished to Prudential Securities a letter, dated the Initial Closing Date for each Series, and if requested by Prudential Securities, a letter dated as of any Subsequent Closing Date, and in form and substance satisfactory to Prudential Securities, to the effect that:
               (1)  Such accountant is an independent certified
     public accountant within the meaning of the 1933 Act, the CE Act, and the rules and regulations under such Acts with respect to the Trust and the Managing Owner, and the answer to Item 10 of Form S-1 set forth in the Registration Statements are correct insofar as they relate to such firm.
               (2)  In such firm's opinion, the statements of
     financial condition of the Trust and the Managing Owner and the notes thereto included in the Prospectus and examined by it comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the CE Act, and the rules and regulations under such Acts.
               (3)  On the basis of limited procedures not
     constituting an audit, including inquiries of officials
     of the Managing Owner having responsibility for financial and accounting matters pertaining to the Trust and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention which causes it to believe that, as of a specified date not more than five business days prior to the Initial Closing Date of each Series, or a Subsequent Closing Date, as the case may be, there has been any decrease in the Net Assets of the Trust as compared to
     Net Assets set forth in the statement of financial condition of the Trust included in the Prospectus, except as may be disclosed in such letter.
               (4)  On the basis of limited procedures, not
     constituting an audit, including a reading of the latest available financial statements of the Managing Owner, inspection of the minute book of the Managing Owner since the date of the latest audited financial statements of the Managing Owner, inquiries of officials of the
     Managing Owner having responsibility for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing has come to such accountant's attention that causes it to believe that, as of a specified date not more than five business days prior to the Initial Closing Date of each Series, or a Subsequent Closing Date, as the case may be, there has been any decrease in the Managing Owner's stockholder's equity as compared to stockholder's equity set forth in the statement of financial condition of the Managing Owner included in the Prospectus, except as may be disclosed in such letter.
          e. All documents, certificates and opinions of counsel required to be delivered to Prudential Securities on the Initial Closing Date of a Series, or on the appropriate Subsequent Closing Date, as the case may be, by the Trading Advisor to each Series of the Trust disclosed in the Prospectus, pursuant to an agreement entered into by
Prudential Securities, the Trust and the Managing Owner with the Trading Advisors entitled "Representation Agreement Concerning the Registration Statement and the Prospectus",
such agreement being dated on or about the date of the initial Prospectus, shall have been delivered in form and substance satisfactory to Prudential Securities and its counsel; and there shall have been no material changes in the Registration Statement or the Prospectus concerning the applicable Trading Advisor subsequent to the date hereto to which the applicable Trading Advisor shall not have agreed.
     6.   a.   This Agreement shall be terminated at the
conclusion of the Continuous Offering Period with respect to each Series.
          b.   Until such time as this Agreement shall
terminate with respect to each Series pursuant to subsection
(a) of this Section 6, this Agreement may be terminated by Prudential Securities, at Prudential Securities' option, by giving notice to the Trust and the Managing Owner, if:
               (1)  there shall have been, since the respective
     dates as of which information is given in the Registration Statements, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which change, in the judgment of Prudential Securities, shall render it inadvisable to proceed with the offer and sale of the Interests; or
               (2)  the Registration Statements and/or the
     Prospectus is not amended promptly after written request by Prudential Securities for it to be so amended because an event has occurred which, in the opinion of counsel for Prudential Securities, should be set forth in the Registration Statements or the Prospectus in order to make the statements therein not misleading; or
               (3)  any of the conditions specified in Section
     5 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; or
               (4)  there shall have been an outbreak of
     hostilities between the United States and any foreign sovereign, there shall have occurred any insurrection or other armed conflict involving the United States which, in the opinion of Prudential Securities, makes it impractical or inadvisable to offer or sell the Interests; or
               (5)  there shall have been (A) a general
     suspension of, or a general limitation on prices for, trading in (i) commodity futures or option contracts on commodity exchanges in the United States, or (ii) other commodities instruments, or (B) any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by Prudential Securities, in its discretion, that such limitations would materially impede the Trust's trading activities or make the offering or delivery of the Interests impossible or impractical; or
               (6)  there shall have been a declaration of a
     banking moratorium by federal, New York or Delaware authorities.
          c. In addition to subsection (b) of this Section 6, this Agreement may be terminated with respect to a Series by written agreement among the parties hereto. The termination of this Agreement for any reason set forth in this Section 6 shall not affect the obligations of the Trust contained in Sections 4 or 7 hereof; nor shall the termination of This Agreement with respect to one Series for any reason affect the obligations of the parties with respect to any other Series.
          d. The Initial Closing Date with respect to a Series shall be a date selected by Prudential Securities on written notice to the Managing Owner, not less than five (5) and not more than fifteen (15) business days following the termination of the Initial Offering Period with respect to that Series referred to in Section 2(a) above. Each
Subsequent Closing Date with respect to a Series shall be the date of the first business day of any calendar week during the Continuous Offering Period with respect to that Series referred to in Section 2(a) above. Notwithstanding anything to the contrary herein, each Closing with respect to a Series shall be held on such date, at such time and at such place as the Managing Owner and Prudential Securities may agree upon.
     7. Each of the Managing Owner and Prudential Securities agrees and consents (the "Consent") to look solely to each Series that is being offered pursuant to this Agreement (the "Contracting Series") and the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series. In furtherance of the Consent, each of the Managing Owner and Prudential Securities agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

         a. Subordination of certain claims and rights. (i) except as set forth below, the Claims, if any, of the Managing Owner or Prudential Securities (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Claims of each of the Managing Owner and Prudential Securities (if any) against the Contracting Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or Prudential Securities, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (ii) the Managing Owner and Prudential Securities will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims;
         b. the Claims of each of the Managing Owner and Prudential Securities with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;
         c.   if the Claims of the Managing Owner or
Prudential Securities against the Contracting Series or the Trust are secured in whole or in part, each of the Managing Owner and Prudential Securities hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;
         d. in furtherance of the foregoing, if and to the extent that the Managing Owner and Prudential Securities receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Managing Owner and Prudential Securities shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and
         e. the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
    8.   a.   All representations, warranties, covenants and
agreements contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigations made by or on behalf of Prudential Securities, the Trustee, the Trust or the Managing Owner, (ii) delivery of any payment for the Interests or (iii) termination of this Agreement.
         b. This Agreement is made solely for the benefit of, and shall be binding upon, Prudential Securities, the Trust and the Managing Owner and the respective successors and assigns of each of them, and no other person shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Interests from the Trust.
         c. This Agreement may not be assigned by any party hereto without the prior express written consent of all other parties. This Agreement may not be amended except by the express written consent of all parties hereto.
         d. All notices required or desired to be given under the provisions of this Agreement must be in writing and will be effective when given personally on the date delivered or, when given by mail, on the date of receipt, addressed as follows (or to such other address as the party entitled to notice hereafter designates in accordance with the terms hereof): (i) if to Prudential Securities, at One New York Plaza, 13th Floor, New York, New York 10292, Attention: Guy Scarpaci, with a copy to Fred M. Santo, Esq., Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022; and (ii) if to the Trust or the Managing Owner, c/o Prudential Securities Futures Management Inc., One New York Plaza, 13th floor, New York, New York 10292, Attention: Eleanor L. Thomas, Esq. with a copy to Fred M. Santo, Esq., Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022.
         e. Prudential Securities is not authorized by the Trust to give any information or to make any representation in connection with the offering of Interests other than those contained in the Prospectus and such sales literature the use of which has been authorized in writing by the Trust.
         f. This Agreement has been made and executed by and on behalf of the Trust and the Managing Owner and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding upon the assets and property of each Series of the Trust individually and exclusively to the extent that the obligations apply to such Series and, to the extent provided herein, upon the assets and property of the Managing Owner, and no resort shall be had to the assets of any Series to which such obligation has no relationship or to the Limited Owners' personal property for the satisfaction of any obligation or claim herein.
         g.   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State, without giving effect to the principles of conflict of laws thereof.

                        Very truly yours,

                        WORLD MONITOR TRUST

                        By Prudential Securities Futures
                           Management Inc., its Managing Owner



                        By:


                        PRUDENTIAL SECURITIES FUTURES
                        MANAGEMENT INC.



                        By:_____________________________



Accepted as of the date of this
Agreement first above written:

PRUDENTIAL SECURITIES INCORPORATED

By _______________________________